UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  December 17, 2007 (December 17, 2007)
Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.
Retail Ventures, Inc. announced today that it has entered into a non-binding indication of interest with a third party for the possible acquisition of all or a majority of the outstanding units of the membership interest in Value City Department Stores LLC. The indication of interest is subject to certain conditions including due diligence and provides for a 25 day exclusivity period. There is no assurance that the indication of interest will ultimately lead to a transaction or, if there is a transaction, what the ultimate terms would be.
On October 3, 2007, Value City Department Stores entered into an agreement with Burlington Coat Factory Warehouse Corporation to assign or sublease up to 24 locations such that the affected stores will close their operations on or before the end of March, 2008. This transaction between Burlington Coat Factory Warehouse Corporation and Value City Department Stores will not be affected by the proposed acquisition.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 17, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.
Date: December 17, 2007	By:	/s/ James A. McGrady
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated December 17, 2007